Exhibit 21.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated September 25, 2009, relating to the financial statements of mPhase Technologies, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 29, 2011